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                                  EXHIBIT 23.1
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement Form S-8, No. 33-60845, of Wilshire Enterprises, Inc. of our report dated March 26, 2005 with respect to the consolidated financial statements and schedule of Wilshire Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.



/s/ J.H. Cohn LLP


Roseland, New Jersey
March 26, 2005